Exhibit 10.14

SERVICE PROVIDER AGREEMENT

THIS AGREEMENT (the "Agreement") is made by and between

COUP MARKETING ASIA PACIFIC SON. BHD. (Company No. 938850-U) ("CMAP") with its business address at 3A-9 & 3A-10 The Vertical Tower A, Bangsar South City, No. 8, Jalan Kerinchi, 59200 Kuala Lumpur,

and

GEM REWARD SON BHD (Company No: 1234159-A) ("PARTNER") with its business address at No 29, Jalan PPU 2A, Taman Perindustrian Pusat Bandar Puchong, 47100, Puchong, Selangor.

The parties hereto acknowledge as follows:

A.       ROLE

1.       The role of CMAP is to provide mobile voucher contents and services to PARTNER.

2.       The role of PARTNER is to be the client of CMAP's mobile voucher and relate products and services.

3.       CMAP to provide API details for API integration between PARTNER and CMAP.

B.       PARTNER RESPONSIBILITIES & DUTIES

1.       PARTNER shall adhere to every terms & conditions defined in the mobile vouchers.

2.       The using of product brands' logo by PARTNER is as a representative of CMAP and PARTNER shall need to get CMAP's written approval before using the logo.

3.       PARTNER shall make Pay's Gift logo, being the voucher brand for CMAP as prominent in the sales portal. Alternatively, a disclaimer shall be made to inform the customers and portal viewers on Pay's Gift being the voucher provider tor respective Merchants.

4.       Display and placement of product brands' logo is restricted to PARTNER's online sales platform, ZCITY. PARTNER shall not use the product brands' logo for any marketing or campaign publication without a written consent from CMAP.

5.       PARTNER shall be responsible for any issues arising from voucher purchase process which include payment related issue, pre-sales queries on fulfilment and redemption process and voucher pricing.

6.       PARTNER shall act as 1st level of support to attend to all customers queries for pre and post sales of vouchers.

7.       PARTNER shall impose the following processes, being the sales agent to CMAP.

a.	Fulfilment Issue

•	Request to resend the voucher link by customers shall need to be attended by PARTNER.

b.	Voucher Issue

•     In 'Error Voucher case scenario, PARTNER shall need to replace the voucher from the existing stock. CMAP shall replace the stock within 3 working days from the request date at no cost to PARTNER.

c.	Redemption Issue

•     PARTNER to re-direct the customers to CMAP for further assistance. CMAP support hours shall apply from Monday to Friday (9am until 6pm) except public holidays.

8.       PARTNER must always ensure sufficient voucher stock. Voucher stock request to CMAP shall be processed and fulfilled within 3 working days upon receiving the purchase order.

9.       PARTNER to not, directly, or indirectly, solicit any sales of the mobile vouchers or established any branch or distribution depot for the sales of the mobile vouchers than the agreed online sales platform without written consent of CMAP.

10.       PARTNER shall not under any circumstances make any misleading or false representations regarding the mobile vouchers or CMAP.

C.       CMAP RESPONSIBILITIES & DUTIES

1.       CMAP is in charged for the digitalization and issuance of the mobile vouchers.

2.       CMAP shall respond to operational and/or customer issue(s) escalated from/by PARTNER within 24 hours or the next business day.

3.       CMAP shall process and deliver the voucher stock request within 3 - 20 workings days upon purchase order date. (Varies based on product brands)

4.       CMAP shall provide updates on any changes, revision and/or amendments to the vouchers' terms and conditions imposed by the Merchants.

5.       CMAP shall ensure details on terms and condition of the vouchers are agreeable by the Merchants.

6.       CMAP acknowledge that they are authorized by the Merchants for the mobile vouchers provided to PARTNER and are allowed for PARTNER to re-sell those mobile vouchers to the public in their Platform. Please refer to the Appendix for listing of Merchants allowed to re-sell with its Terms & Conditions.

D.       TERM

1.       This Agreement shall be effective tor a period of 3 years, from 1 Jan 2022 to 31 Dec 2024.

2.       At the end of the agreement period, the agreement is automatically renewed for another year if there is no objection and rejection from either party. This method will be applied automatically at the end of agreement cycle.

3.       At the end of the agreement period, redemption is still permitted until the expiration date of vouchers issued and valid even after the expiration of this Agreement.

4.       Each Party may terminate this Agreement by giving a 3 months' notice in writing to the other Party after prior communication and mutual agreed by both parties. If the PARTNER breaches the terms of the present contract CMAP shall have the right to terminate this contract immediately.

E.       ORDER & PAYMENT

1.       PARTNER is agreed to pay for the mobile voucher's cost, certain service fee and other fees that mutual agreed by both parties.

2.       PARTNER must make order and up-front payment to CMAP before starting using the service on the Platform.

3.       Any late payment will be charged a 5% service fee.

F.       SERVICE FEE

PARTNER shall make payment to CMAP according to the agreed pricing set forth in Schedule One during the Term.

G.       DISPUTE

Any dispute arising from or related with this Agreement shall be resolved by the amicable agreement of both Parties in good faith but, if such agreement is not reached, shall succumb to and be resolved by jurisdiction of the Federal Court of Malaysia.

H.       MISCELLANEOUS

1.       This Agreement shall be effective from signing this Agreement by CMAP and PARTNER.

2.       Matters not specified in this Agreement shall be determined by mutual agreement of CMAP and PARTNER and the rest shall be in accordance with the general business practices.

3.       Both Parties will witness the execution of this Agreement, and each party will hold a signed duplicate of this Agreement.

4.       Information of high value may not be disclosed to third parties under any circumstances during the terms of this Agreement.

For and on behalf of CMAP,		For and on behalf of PARTNER,
COUP MARKETING ASIA PACIFIC SDN. BHD.		GEM REWARD SDN BHD (1234159-A)
(938850-U)

Sign:		Sign:
Name:	SHAZNIZA SHAMSUDDIN	Name:	TEO CHONG CHAN
TITLE:	GENERAL MANAGER	Title:	CHIEF EXECUTIVE OFFICER

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